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                                                                 EXHIBIT 10.30

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                                   PURCHASE OPTION

This Purchase Option and Pre-Initial Public Offering Option (this "Option") is made and entered into as of the 11th day of March, 1997 by and between PAULA Financial, a California corporation ("PAULA") and CAPAX Management & Insurance Services, a California corporation ("CAPAX"). This Option is entered into in connection with, and as a condition to, that certain Series A Preferred Stock Purchase Agreement (the "Purchase Agreement"), of even date herewith, by and between CAPAX and PAULA Insurance Company, a wholly-owned subsidiary of PAULA ("PICO"). All capitalized terms used herein without definition shall have the meaning ascribed to them in the Purchase Agreement.

                                   R E C I T A L S

WHEREAS, PICO and CAPAX have entered into the Purchase Agreement, a condition of which is that PAULA and CAPAX enter into this Option;

WHEREAS, it is the intent of the parties that CAPAX provide PAULA with an option to purchase all of the equity securities of CAPAX on the terms set forth herein; and

WHEREAS, PAULA would not have permitted PICO to enter into the Purchase Agreement except in the event that CAPAX entered into this Option with the full intent to cooperate in the consummation of the transaction contemplated herein in the event that PAULA chooses to exercise its rights hereunder;

                                  A G R E E M E N T

NOW, THEREFORE, in consideration of the recitals and mutual covenants set forth herein and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. GRANT OF OPTION. CAPAX hereby grants to PAULA an option (the "Option") to purchase (the "Purchase") for cash and/or PAULA Common Stock, no par value, all outstanding equity securities of CAPAX, and securities convertible into, or which give the holder the right to purchase, equity securities of CAPAX (collectively "Convertible Securities").

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The parties agree that PAULA may attach any conditions to the Purchase which it deems appropriate so long as such conditions are delivered to CAPAX in writing, are included in the Option exercise notice discussed below and are reasonably deemed economically sound by CAPAX. In the event CAPAX reasonably determines a condition economically unsound, PAULA shall be entitled to condition exercise of the Option upon satisfaction of such condition if PAULA agrees to pay the cost of satisfaction of the condition in excess of the portion deemed reasonably economically sound.

2. OPTION EXERCISE PERIOD; EXPIRATION. The Option can be exercised by PAULA at any time after the date hereof but no later than the third anniversary of the date hereof. The Option will expire if not exercised by the third anniversary hereof. In the event that the Option is exercised prior to the third anniversary hereof but the Purchase does not close prior to such date, PAULA shall continue to have the right to close the Purchase pursuant to such exercise of the Option for so long as PAULA shall continue to pursue, in good faith, the closing of the Purchase but in no event will this extension exceed three months.

The Option must be exercised by the delivery to CAPAX of a written notice of such exercise, which notice shall specify the expected closing date of the Purchase and any and all conditions which must be met by CAPAX in order for the consummation of the Purchase. The exercise notice cannot be given more than 180 days prior to the expected closing date of the Purchase and no later than 30 days prior to such closing date.

3. OPTION EXERCISE CONSIDERATION. The consideration to be paid to the holders of CAPAX equity securities in exchange for the Purchase will be cash and/or PAULA Shares in an aggregate amount determined based on the following formula:

(i) The Multiple (as defined) multiplied by (A) the CAPAX budgeted revenues for 1997 if the Option is exercised before December 31, 1997 or (B) otherwise, the actual revenue of CAPAX for the four quarter period ending immediately prior to the closing of the Purchase; less

(ii) (A) revenue from interest income, contingency income from insurance carriers and from insurance or management business owned, to the extent of such ownership, by producers or affiliates of CAPAX or its subsidiaries or other third parties and (B)

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revenue from distinct portions of CAPAX' business which, while included in the Budget or the results of the four quarter period, as the case may be, are not reasonably expected to generate revenue for CAPAX following the period being measured; multiplied by

(iii) the percentage of the outstanding equity securities of CAPAX which PAULA and/or its subsidiaries do not own at the time immediately prior to the closing of the Purchase.

(iii) the "Multiple" is defined by the following formula:

            (A) CAPAX' pre-tax return according to GAAP, consistently applied, for the measurement period, expressed as a percentage of the revenues used to calculate the Option exercise consideration is defined herein as the "Pre-Tax Return."

            (B) The Multiple equals (y) 0.8 plus (z) (the Pre-Tax Return x .02).

            (C) For example, if the Pre-Tax Return is 7%, the Multiple equals
            0.8 + (7 x 0.02), which equals 0.94.

In the event that the Purchase closes prior to the time that CAPAX' Pre-Tax Return for the measurement period has been determined, the consideration for the Option exercise will be paid using .8x as the estimated Multiple at closing until the actual multiple has been determined, with make-whole arrangements designed to return overpayments to PAULA and underpayments to the CAPAX shareholders as soon as possible following the determination of the final exercise price. It is the intent of the parties that the make-whole arrangements be designed to place the party whose consideration was held back or overpaid, as the case may be, in the same position that such party would have been in if the correct consideration had been paid at the time of the closing of the option exercise. The consideration held back, if the consideration is both cash and stock, will be held back proportionately in cash and stock.

The determination of ratio of the exercise consideration which will be cash and which will be PAULA Shares will be made by PAULA in its sole discretion with the following qualification. PAULA cannot choose a percentage of stock consideration which will, by itself, cause the Purchase to fail to qualify for tax-free reorganization

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treatment under the Internal Revenue Code.  The valuation of the PAULA Shares paid in consideration of the exercise of the Option will be the average closing price of the trading price of the PAULA Shares on the NASDAQ National Market System during the 20 trading days prior to the date the Option exercise is given; PROVIDED, HOWEVER, that if PAULA exercises the Option prior to its initial public offering ("IPO"), but with the same closing date as the IPO, then the valuation of the PAULA Shares will be the price of such shares in the IPO; PROVIDED, FURTHER, HOWEVER, that if PAULA exercises the Option prior to its IPO and not as part of the IPO, then the valuation of the PAULA Shares will be at a price agreed upon by the Boards of Directors of each of PAULA and CAPAX and stock will only be a component of the consideration if such an agreement is reached.

4.    PIGGYBACK REGISTRATIONS.

(a). RIGHT TO PIGGYBACK. Whenever PAULA proposes to register any of its Common Stock under the Securities Act of 1933 for sale by PAULA (other than its initial public offering or a registration on Form S-8 or Form S-4) which represents at least 5.0% (after giving effect to the proposed sale) of the number of shares of outstanding PAULA Common Stock and the registration form to be used by PAULA may be used for the registration of PAULA Shares, if any, paid to CAPAX upon exercise of the Option (a "Piggyback Registration"), PAULA shall give prompt written notice to the original holders of PAULA Shares issued upon exercise of the Option of its intention to effect such registration. Such notice shall not be sent less than twenty-five (25) days prior to the filing of any such registration statement, and, subject to the terms of this Agreement, PAULA shall include in such registration all PAULA Shares with respect to which PAULA has received written requests for inclusion therein within twenty (20) days after the delivery of PAULA's notice.

(b) PRIORITY ON PIGGYBACK REGISTRATIONS. If a Piggyback Registration relates to an underwritten public offering and the managing underwriter(s) advise PAULA in writing that in their opinion the number of shares of Common Stock requested to be included in such registration exceeds the number which can be sold in such offering without causing diminution in the offering price, PAULA shall include in such registration:

      (i) FIRST, all shares of Common Stock which PAULA proposes to sell;


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        (ii)   SECOND, the PAULA Shares requested to be included in such
     registration, PROVIDED, that if less than all such PAULA Shares requested to be included may be included in the opinion of such underwriters, then the allocation of shares to be included shall be determined PRO RATA among the respective CAPAX holders requesting inclusion and by third-party holders of other "piggyback" registration rights, on the basis of the number of shares requested by such holders to be included therein.

5. PURCHASE AGREEMENT. Upon the giving of notice of the exercise of the Option, the parties will cooperate in the preparation of an agreement setting forth the definitive terms of the Purchase. Such agreement will contain representations and warranties of CAPAX and the holders of the CAPAX equity securities and Convertible Securities which shall be reasonably acceptable to PAULA and which shall be at least as extensive as those set forth in the Purchase Agreement. Such agreement shall provide PAULA with a right to complete any due diligence prior to closing which it believes is reasonably necessary and to receive any and all documentation prior to closing which PAULA believes to be reasonably necessary. Such agreement shall also provide PAULA with the right to terminate the Purchase in its sole discretion prior to closing. Such termination shall be without liability of PAULA or its subsidiaries to CAPAX or its equity holders.

6. MAINTENANCE OF ABILITY TO CONSUMMATE THE PURCHASE. CAPAX shall not take any corporate action or otherwise amend its Articles of Incorporation or By-laws, or permit any of its subsidiaries to do so, without the approval of PAULA if such corporate action or amendment would have the effect of preventing PAULA from exercising the Option and closing the Purchase upon the terms set forth herein. In addition, CAPAX shall not enter into any management or employee compensation agreements which cannot be terminated by CAPAX or its successor upon 90 days notice following the closing of the Purchase.

6. NOTICES. All notices required to be given hereunder shall be given in the manner set forth in the Purchase Agreement as if PAULA were party thereto instead of PICO.

7. NO DUTY TO EXERCISE. Notwithstanding the grant of the Option to PAULA, PAULA shall be under no duty to exercise this Option. PAULA shall not be liable to

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CAPAX or its equity holders for the consequences of any of their actions which may be taken in anticipation of the exercise of the Option.

8. GOVERNING LAW. This Option shall be governed by, and enforced in accordance with, the laws of the State of California.

9.    ATTORNEYS' FEES.   In the event of a dispute with respect to the terms
of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and related costs from the other party.

10. AMENDMENTS. This Agreement may not be amended except by a writing executed by each party hereto and no course of dealing or circumstances shall be deemed to have caused an amendment hereto.

11. FURTHER ASSURANCES. The parties hereto agree to cooperate and work together to negotiate, execute and deliver any and all additional documents or agreements necessary or desirable in order to further the transactions contemplated herein and to more fully vest in PAULA the rights granted hereby. Each party shall also prepare and file any and all documents required by any governmental entity exercise authority over any of the parties or their affiliates in connection with this Option.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the first date written above:

PAULA FINANCIAL                    CAPAX MANAGEMENT & SERVICES
INSURANCE


By:                                By:
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